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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-11 of our reports dated January 29, 1999, on our audits of the consolidated financial statements and financial statement schedule of Mission West Properties, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, November 30, 1997 and 1996 and the one month period ended December 31, 1997, which appear in such Registration Statement. We also consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-4 on Form S-3 (File No. 333-52835-99) and Form S-3 (File No. 333-41203) of our
reports dated January 29, 1999, on our audits of the consolidated financial statements and financial statement schedule of Mission West Properties, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, November 30, 1997 and 1996 and the one month period ended December 31, 1997, which appear in such Registration Statements. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
San Francisco, California
June 8, 1998